EXHIBIT 99.1

Rezolute Announces Appointment of Congenital Hyperinsulinism Therapeutic Area
Expert, Dr. Christine Ferrara, as Director of Clinical Development

LOUISVILLE, Colorado, April 9, 2018 – (GLOBE NEWSWIRE) – Rezolute, Inc. ("Rezolute" or the "Company") (OTCQB: RZLT), a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies for metabolic and orphan diseases, today that Christine Ferrara, M.D., Ph.D., has joined the Company as Director of Clinical Development. In addition to supporting clinical development of the Company's pipeline generally, Dr. Ferrara will have primary responsibility for the clinical development program of RZ358 for Congenital Hyperinsulinemia (CHI), a life-threatening ultra-orphan disease with a substantial unmet need for safer and more effective therapies. Dr. Ferrara joins Rezolute as the Company prepares to initiate a Phase 2b study of RZ358.
Dr. Ferrara is Assistant Professor of Pediatrics at University of California, San Francisco (UCSF) where she also serves as head of the regional treatment center for patients with CHI. She brings to Rezolute a wealth of experience as a Principal Investigator on industry and government-sponsored clinical trials. Dr. Ferrara completed her Pediatrics Residency and Endocrinology Fellowship at Children's Hospital of Philadelphia (CHOP), an internationally recognized referral center for CHI patients, under the thought leadership and training of Drs. Diva D. De León-Crutchlow and Charles A. Stanley, also highly regarded key opinion leaders in CHI. Dr. Ferrara received a M.D. and Ph.D. from Duke University School of Medicine.
"I am excited to join Rezolute as I believe RZ358 has the potential to become the primary treatment option for patients suffering with CHI, for whom there is often no adequate treatment," stated Dr. Ferrara. "In addition, I look forward to developing therapies that intersect with my area of patient-care and research focus, while continuing to care for patients and families affected by CHI."
"As a recognized key opinion leader and therapeutic area expert who manages patients with CHI, Dr. Ferrara is a fantastic addition to our team," said Nevan Elam, Chairman and Chief Executive Officer of Rezolute. "Current treatment options for CHI are ineffective, invasive or not well-tolerated. We look forward to Dr. Ferrara spearheading our late-stage clinical efforts for RZ358."

About Rezolute, Inc.
Rezolute is a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with metabolic and orphan diseases. Rezolute is advancing a diversified pipeline including: RZ358 (Phase 2), an antibody for the ultra-orphan indication of Congenital HyperInsulinism (CHI), with an abbreviated path-to-market strategy; AB101 (Phase 1), a once-weekly injectable basal insulin with the potential to transform the treatment landscape in diabetes management by reducing the therapeutic burden for patients and improving compliance; and RZ402 (plan to file IND in H2 2018), a Plasma Kallikrein Inhibitor (PKI) targeting Diabetic Macular Edema (DME). For more information, visit: www.rezolutebio.com.

Forward-Looking Statements
 This release, like many written and oral communications presented by Rezolute, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Rezolute, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
investor-relations@rezolutebio.com